Metris Receivables, Inc.                                      Metris Master Trust                                     Monthly Report
Certificateholder's Statement                                 Series 1997-1                                                 Jan-2002
Section 5.2                                   Class A             Class B            Class C            Class D               Total
(i) Certificate Amount                     616,250,000.00     106,250,000.00    72,250,000.00     55,250,000.00      850,000,000.00
(ii) Certificate Principal Distributed               0.00               0.00             0.00                                  0.00
(iii) Certificate Interest Distributed       3,528,031.25         629,531.25       150,668.85                          4,308,231.35
(iv) Principal Collections                  27,377,806.04       4,720,311.38     3,209,811.75       2,447,849.51      37,755,778.68
(v) Finance Charge Collections              13,149,142.25       2,267,093.47     1,541,623.56       1,175,034.31      18,132,893.59
    Recoveries                                 111,560.57          19,234.58        13,079.52          10,001.98         153,876.65
    Principal Account Earnings                       0.00               0.00             0.00               0.00               0.00
    Accum. Period Reserve Acct.                      0.00               0.00             0.00               0.00               0.00
Earnings
    Total Finance Charge                    13,260,702.82       2,286,328.05     1,554,703.08       1,185,036.29      18,286,770.24
Collections
    Total Collections                       40,638,508.86       7,006,639.43     4,764,514.83       3,632,885.80      56,042,548.92
(vi) Aggregate Amount of Principal
         Principal Receivables                                                                                     8,979,285,003.29
     Invested Amount (End of Mth)          616,250,000.00     106,250,000.00    72,250,000.00      55,250,000.00     850,000,000.00
     Floating Allocation Percentage             6.8630186%         1.1832791%       0.8046298%         0.6153051%         9.4662326%
     Fixed/Floating Allocation                        N/A                N/A              N/A                N/A          0.0000000%
Percentage
     Invested Amount (Beg. of Mth)         616,250,000.00     106,250,000.00    72,250,000.00      55,250,000.00     850,000,000.00
     Average Daily Invested Amount                                                                                   849,839,446.38
(vii) Receivable Delinquencies
      (As a % of Total Receivables)
      Current                                                                                              84.90%  8,026,720,508.80
      30 Days to 59 Days
        (1 to 29 Days Contractually Delinquent)                                                             5.60%    529,779,041.10
      60 Days to 89 Days
        (30 to 59 Days Contractually Delinquent)                                                            2.93%    277,277,964.93
      90 Days and Over
        (60+ Days Contractually Delinquent)                                                                 6.56%    620,652,683.39
      Total Receivables                                                                                   100.00%  9,454,430,198.22
(viii) Aggregate Investor Default Amount                                                                               9,118,171.73
       As a % of Average Daily Invested Amount
       (Annualized based on 365 days/year)                                                                                    12.63%
(ix) Charge-Offs                                     0.00               0.00             0.00                                  0.00
(x) Servicing Fee                                                                                                      1,443,835.62
(xi) Pool Factor                                1.0000000          1.0000000        1.0000000
(xii) Unreimbursed Reallocated
           Principal Collections                                        0.00             0.00               0.00               0.00
(xiii) Excess Funding Account Balance                                                                                          0.00
(xiv) Class C Reserve Amount                                                                                             42,500,000
      Class C Reserve Account Balance                                                                                    42,500,000
      Class C Trigger Event Occurrence                                                                                           No
(xv) Number of New Accounts Added to the Trust                                                                              128,722
(xvi) Average Net Portfolio Yield                                                                                           12.7027%
(xvii) Minimum Base Rate                                                                                                     8.5129%
(xviii) Principal Funding Account Balance                                                                               529,833,333
(xix) Accumulation Shortfall                                                                                                    N/A
(xx) Scheduled Commencement date of the Accumulation Period                                                          September 2001
     Accumulation Period Length                                                                                                 N/A
(xxi) Required Reserve Account Amount                                                                                     3,973,750
      Available Reserve Account Amount                                                                                    3,973,750
      Covered Amount                                                                                                      2,971,480